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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statements No. 333-109488 and 333-116200 on Form S-3 and Registration Statements No. 333-100977, 333-90822, 333-72516, 333-72512, 333-69347, 333-42856, 333-02283,
333-117875, 333-01539, 333-126776, 333-126778 and 333-126779 on Form S-8 of
Matria Healthcare, Inc. of our report dated March 27, 2006, relating to the consolidated financial statements of CorSolutions Medical, Inc. and Subsidiaries appearing in this Amendment No. 1 to Current Report on Form 8-K dated January 19, 2006, of Matria Healthcare, Inc. as filed March 31, 2006.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

March 31, 2006